Exhibit 99

General Cable Corporation Provides Update on Fourth Quarter 2012 Results and Initial View of 2013

HIGHLAND HEIGHTS, Ky.--(BUSINESS WIRE)--February 7, 2013--General Cable Corporation (NYSE: BGC) expects to report that its North America and Rest of World (ROW) businesses finished the year with a positive operating performance in the fourth quarter, excluding the impact of certain items. The acquisitions of Alcan Cable North America, Prestolite and Procables (Colombia) are also expected to contribute meaningfully to the fourth quarter results. However, the Company now expects adjusted operating income for the fourth quarter in the range of $45 to $47 million, which includes the absorption of $12 million of expenses related to the revised estimated profitability of certain submarine turnkey projects. The Company expects reported operating income in the range of $2 to $4 million for the fourth quarter. The Company expects the following items will negatively affect its reported fourth quarter results:

  An equipment failure at the Company’s submarine power cable manufacturing facility in Germany as well as submarine turnkey project delays and deferrals are expected to result in one-time charges in the range of $16 million
  Other items consisting of year-end adjustments in ROW including financial restatement and forensic investigation costs, one-off restructuring-related tax charges, acquisition costs and severance-related charges in Spain, which are collectively expected to result in charges in the range of $37 million

Submarine Turnkey Projects - The Company is in the process of finalizing the impact of the equipment failure and continued project delays/deferrals and has initiated steps to potentially recover certain of these costs through legal action and insurance coverage.

Other Items - During the fourth quarter, the Company expects to record several year-end adjustments in ROW particularly as it relates to the collectability of certain customer accounts receivable, a portion of which are in dispute, as well as the net realizable value of certain other assets. The Company also restructured its legal entities to integrate the Alcan Cable Canada business, which will result in a more tax efficient structure going forward. The Company does not expect to experience this level of adjustments in ROW going forward nor does the Company expect to incur restructuring-related tax charges or financial restatement and forensic investigation costs on a regular basis as these items relate to specific events and transactions experienced in 2012.

Initial View of 2013 Business Trends - “Despite the impact of these items in the fourth quarter of 2012, we believe demand growth drivers in important markets in North America and ROW are fundamentally unchanged. We are also encouraged by the performance of recent acquisitions including Alcan Cable, Prestolite and Procables as well as the potential of our long-term growth investments in Brazil, India, Mexico, Peru, and South Africa. For 2013, the Company is expecting to generate operating income in the range of $300 - $340 million as we focus on the integration of recent acquisitions and continuous improvement at our manufacturing facilities around the world. Unit volume for 2013 is expected to be in the range of 1.4 to 1.5 billion metal pounds, including approximately 350 to 400 million metal pounds from acquisitions completed in 2012. For 2013, we expect our recent acquisitions along with our base business in the Americas, Africa, and Asia Pacific to continue to show improvement. Our Europe and Mediterranean segment is expected to contribute in the range of 3-6% of overall operating income in 2013 driven by our businesses throughout the region as our Iberian and submarine turnkey project businesses are expected to operate around breakeven. While the Spanish end market is expected to remain difficult in 2013, our actions taken in Spain over the last four years to reduce our ongoing cost base and deliver growth in our exports from Spain should help offset continuing weakness in the domestic market,” said Gregory B. Kenny, President and Chief Executive Officer of General Cable.

Summary of items excluded from adjusted results:

A summary and the Company’s current estimate of items expected to affect fourth quarter reported results follows:

In millions	Q4 2012 Estimated Items (1)	Q4 2012 Estimated EPS Impact (2)
Submarine turnkey project business
Equipment failure and project delays/deferrals	$16	$0.31
Other items
ROW year-end adjustments
Disputed accounts receivable	9	0.14
Other year-end adjustments	10	0.15
Restatement and forensic investigation costs, acquisition and severance-related charges in Spain	8	0.12

One-off tax charge in connection with the restructuring of legal entities to integrate the Alcan Cable Canada business	10	0.20
Call premium for $200 million of 7.125% senior fixed rate notes and related fee write-off (3)	9	0.11

Total	$62	$1.03

(1)	Items reflect the impact of specific events and transactions experienced in the fourth quarter of 2012
(2)	Computed based on the estimated effective tax rate for the respective location/jurisdiction
(3)	Amount is consistent with management’s previously communicated fourth quarter of 2012 outlook on October 29, 2012

Updated fourth quarter outlook - Adjusted operating income:

A summary of management’s updated expectations for the fourth quarter follows:

In millions	Q4 2012 Outlook
Midpoint of management’s previous communication on October 29, 2012 of adjusted operating income range of $55 - $65	$60

Business performance(1)	(1 - 3)
Absorption of submarine turnkey projects revised estimated profitability	(12)

Adjusted operating income range	$45- 47

(1)	Reflects current estimates which are subject to change due to the normal year-end financial statement closing process to be completed over the next two weeks

The Company will host a webcast tomorrow morning, February 8, 2013 at 10:00 a.m. ET. Chief Executive Officer Gregory B. Kenny and Chief Financial Officer Brian J. Robinson will discuss the above items and the Company’s initial view of 2013. Media and investors may access the live audio webcast at www.generalcable.com beginning at 10:00 a.m. ET on Friday, February 8, 2013. The webcast will also be available for replay.

The Company will webcast a discussion of its fourth quarter 2012 earnings on Monday, February 25, 2013 at 10:00 a.m. ET. Chief Executive Officer Gregory B. Kenny and Chief Financial Officer Brian J. Robinson will discuss the fourth quarter results and provide additional information on the Company’s 2013 expectations. The Company will also provide an update on the expected timing of filing its restated financial statements stemming from the inventory errors in Brazil and South Africa as disclosed in previous Company filings with the Securities and Exchange Commission. Based on the preliminary findings in the internal review to date, the Company does not believe that its previously disclosed estimates of the amounts of understated cost of sales and overstated inventory will change materially. The news release detailing the fourth quarter results will be issued before the market opens on Monday, February 25, 2013. Media and investors may access the live audio webcast at www.generalcable.com beginning at 10:00 a.m. ET on Monday, February 25, 2013. The webcast will also be available for replay.

Reconciliation of Non-GAAP Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (GAAP), we discuss adjusted operating income for the fourth quarter of 2012 as adjusted for certain items including charges for an equipment failure at the Company’s submarine power cable manufacturing facility and submarine turnkey project delays and deferrals, ROW year-end adjustments, restatement and forensic investigation costs, acquisition costs and severance-related charges in Spain. This Company-defined adjusted measure is being provided because management believes it is useful in analyzing the operating performance of the business and consistent with how management reviews underlying business trends. This non-GAAP measure may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to GAAP. A reconciliation of estimated operating income as reported to estimated adjusted non-GAAP operating income follows:

In millions	Q4 2012 Outlook (1)
Estimated operating income, GAAP	$2 - 4
Submarine business equipment failure and project delays/deferrals	16
ROW year-end adjustments
Disputed accounts receivable	9
Other year-end adjustments	10
Restatement and forensic investigation costs, acquisition and severance-related charges in Spain	8
Estimated adjusted operating income, Non-GAAP	$45 - 47

(1)	Reflects current estimates which are subject to change due to the year-end financial statement closing process to be completed over the next two weeks

General Cable (NYSE:BGC), a Fortune 500 Company, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, specialty, construction and communications markets. For more information about General Cable products, please contact your local sales representative or visit our Web site at www.generalcable.com.

Forward Looking Statements

Certain statements in this press release are forward-looking statements that involve risks and uncertainties, predict or describe future events or trends and that do not relate solely to historical matters. Forward looking statements can generally be identified by use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which we have no control. These factors include, but are not limited to: the economic strength and competitive nature of the geographic markets that the Company serves; our ability to increase manufacturing capacity and productivity, our ability to increase our selling prices during periods of increasing raw material costs; our ability to service, and meet all requirements under, our debt, and to maintain adequate domestic and international credit facilities and credit lines; the impact of unexpected future judgments or settlements of claims and litigation; the impact of foreign currency fluctuations, compliance with U.S. and foreign laws, the Company’s ability to implement and make appropriate, timely and beneficial decisions as to when, how and if to purchase shares under the repurchase program and the other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to, its annual report on Form 10-K filed with the SEC on February 23, 2012, and subsequent SEC filings. You are cautioned not to place undue reliance on these forward-looking statements. General Cable does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

CONTACT:
General Cable Corporation
Len Texter, Director, Investor Relations, 859-572-8684